Exhibit 99.2

Mobile Global Esports Announces Closing of $5.0 Million Private Placement Priced At-the-Market

WESTPORT, CT and MUMBAI, INDIA -- September 23, 2022 -- Mobile Global Esports Inc. (NASDAQ:MGAM), the mobile esports and social platform company that holds trademark and IP rights for collegiate esports tournaments, teams and players in India, today announced the closing of its previously announced private placement with an institutional investor for the issuance and sale of 1,886,793 shares of its common stock and warrants to purchase up to an aggregate of 1,886,793 shares of its common stock at a combined purchase price of $2.65 per share and accompanying warrant priced at-the-market under Nasdaq rules.

The aggregate gross proceeds to the Company from the private placement were approximately $5.0 million. The Company intends to use the net proceeds from the offering to develop championship esports events in India and its game platform.

WestPark Capital, Inc. acted as the exclusive placement agent in the offering.

The warrants issued in the offering are exercisable immediately upon issuance at an exercise price of $2.90 per share and will expire five years from the effectiveness date of the regsitration statement as described below.

Pursuant to a registration rights agreement with the investor, the Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the unregistered shares of common stock and the shares of common stock issuable upon exercise of the warrants no later than thirty days after execution of the securities purchase agreement and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than ninety days after execution of the securities purchase agreement.

The unregistered shares of common stock and warrants sold in the offering described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the warrants and the shares of common stock underlying the warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mobile Global Esports Inc.

Mobile Global Esports Inc. (NASDAQ:MGAM) is a mobile esports and social platform company that holds trademark and IP rights for collegiate esports tournaments, teams and players in India. Mobile Global Esports (“MOGO” or “Mogo”) was organized in March of 2021 to carry on and expand an esports business (the “Business”) started by Sports Industry of India (“SII”), in 2016. Through a series of contracts, the rights to the Business were assigned to MOGO by SII and its affiliates beginning in October of 2021. MOGO is now building out and expanding the business created by SII, which is focused on the rapidly growing esports industry, with special emphasis on India and other South Asian markets. For more information about the Company, please visit MOGO’s website and Instagram, Facebook & Twitter social media accounts. Investors can sign up for updates at MOGO Investor Relations Site: https://ir.mogoesports.com/alerts

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATMENTS

This release contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this release, which are subject to risks and uncertainties, include statements regarding the expected use of proceeds. These statements are based on our management’s expectations, beliefs and assumptions concerning future events, which in turn are based on currently available information. These expectations, beliefs and assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations, beliefs and assumptions may prove to be incorrect.

Media Contact: Rich Schineller, 941.780.8100,  rich@prmgt.com

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